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                                                                     EXHIBIT 5.1

                [Letterhead of Morris, Manning & Martin, L.L.P.]

                                  June 4, 1999

College Television Network, Inc.
5784 Lake Forrest Drive
Suite 275
Atlanta, Georgia 30328

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel for College Television Network, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8, of a proposed offering of 320,000 shares of the Company's common stock, par value $.005 per share ("Shares"), including 220,000 Shares issuable pursuant to the College Television Network, Inc. 1996 Outside Directors' Stock Option Plan (the "Plan"), and 100,000 shares of Common Stock issuable to a certain executive officer of the Company upon exercise of options granted outside of the Plan (the "Executive Options").

     We have examined and are familiar with the originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, and other instruments relating to the incorporation of the Company and to the authorization and issuance of Shares under the Plan and the Executive Options as would be necessary and advisable for purposes of rendering this opinion. Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued as contemplated by the Plan and the Executive Options, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this Opinion as Exhibit 5.1 to the Company's registration statement on Form S-8.


                                 Very truly yours,

                                 MORRIS, MANNING & MARTIN
                                 A Limited Liability Partnership


                                 By: /s/ Rosemarie A. Thurston
                                     -------------------------
                                     A Partner